UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2026
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Zoom Communications, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Almaden Boulevard, 6th Floor
San Jose, California 95113
(Address of principal executive offices and Zip Code)
(888) 799-9666
(Registrant’s Telephone Number, Including Area Code)
Zoom Communications, Inc.
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Appointment of Jeff Epstein

On and effective as of August 31, 2026, the Board of Directors (the “Board”) of Zoom Communications, Inc. (the “Company”) appointed Jeff Epstein to the Board. Mr. Epstein was appointed as a Class I director for a term expiring at the Company’s 2029 annual meeting of stockholders. Mr. Epstein was also appointed to the Audit Committee of the Board.

Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital and private equity firm, a position he has held since 2011, and a Lecturer at Stanford University’s Graduate School of Business. Mr. Epstein specializes in business-to-business software, marketplaces and vertical artificial intelligence. Mr. Epstein serves on the boards of directors of Autodesk, Inc., AvePoint, Inc., and Twilio, Inc. He previously served on the boards of directors of Okta, Inc. from 2021 until June 2026, Couchbase, Inc. from 2015 to 2025, Poshmark, Inc. from 2018 to 2023 and Shutterstock, Inc. from 2012 to 2021. Mr. Epstein is the former Executive Vice President and Chief Financial Officer of Oracle Inc., a provider of enterprise software and hardware products and services. Prior to joining Oracle, Mr. Epstein served as Chief Financial Officer of several public and private companies, including DoubleClick Inc., an online advertisement company (sold to Google), King World Productions, Inc., a production company and syndicator of television programming (sold to CBS), and Nielsen’s Media Measurement and Information Group. Earlier in his career, Mr. Epstein was an investment banker at The First Boston Corporation, an investment bank. Mr. Epstein holds an MBA from the Stanford University Graduate School of Business and a BA from Yale College.

Mr. Epstein has executed the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

Mr. Epstein will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy, which terms are described under the heading “Board of Directors and Corporate Governance―Non-Employee Director Compensation” in the Company’s definitive proxy statement relating to its 2026 annual meeting of stockholders filed with the Securities and Exchange Commission on April 30, 2026, including receipt of an initial grant of restricted stock units (“RSUs”) with a target value of $213,219. The RSUs will vest on the day immediately prior to the Company’s 2027 annual meeting of stockholders (or, if sooner, the one-year anniversary of the grant date), subject to Mr. Epstein’s continuous service through such date.

Resignation of Jonathan Chadwick

On September 1, 2026, Jonathan Chadwick notified the Company of his decision to resign as a member of the board of directors of the Company, effective November 19, 2026. Mr. Chadwick’s resignation was not the result of any disagreements with the Company on any matter relating to its operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On September 2, 2026, the Company issued a press release announcing Mr. Epstein’s appointment to the Board. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but not “filed” with, the SEC and shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated September 2, 2026 of Zoom Communications, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Communications, Inc.

Dated: September 2, 2026	By:	/s/ Cheree McAlpine
Cheree McAlpine
Chief Legal Officer and Secretary